EXIBIT 10.5

CONSENT TO SUBLEASE

This Agreement is made and entered into this 4th day of April, 2008 by and between Anex Offices (hereinafter referred to as Landlord") Michael Friedman, (hereinafter referred to as "Tenant) and Interactive Entertainment Group, (hereinafter referred to as subtenant”).

WITNESSETH:
Whereas, Tenant entered into a Lease Agreement dated April 4, 2008
With Anex Office a Florida limited partnership, for approximately 300 rentable square feet of floor space (the "Premises") in the Anex Offices located at 1000 5th Street, Suite 200 Miami Beach, Fl (hereinafter the Lease Agreement, as amended, shall be referred to as the "Lease").

Whereas, Landlord is successor in interest to Anex Offices under the Lease by virtue of its acquisition of the lease and the underlying real property.

Whereas, Tenant desires to sublease the Premises to Subtenant:
Now therefore, in consideration of the foregoing and the mutual covenants and conditions contained herein, the parties agree as follows:

1.	Landlord hereby consents to the Sublease between Tenant and Subtenant. Tenant acknowledges that the consent shall not release Tenant from any of its obligations under the Lease.

2.
Tenant hereby acknowledges that Landlord is not in default of any of its obligations under the lease and that Tenant hereby waives all defenses, set-offs and counterclaims in Landlord's right to enforce the Lease.

3.
Subtenant hereby acknowledges that it is in receipt of a copy of the Lease.  Subtenant agrees to abide by all covenants and conditions of the Lease.  Subtenant shall pay the amount of $135.99 per month of the total $1,631.88 for the use of office space from Tenant. Tenant shall be responsible for Subtenant's compliance with all covenants and conditions of the Lease.  In the event of a default by Subtenant of any term or condition of the Lease, said default shall also constitute a default by Tenant under the Lease.  Landlord shall have the option of pursuing any an all remedies afforded to it pursuant to the lease or under the law, directly against Tenant, Subtenant or both.  Subtenant hereby consents to Landlord's right to enforce all covenants and conditions of the Lease directly against Subtenant, except that Subtenant shall not be obligated to Landlord for any rent or additional rent as defined in the Lease.

4.	Any and all rights and remedies which available to Landlord as set forth in the Lease
as to Tenant, shall also apply to Subtenant, including but not limited to Landlord's            right to evict Subtenant from the premises.  Any action on the part of the Landlord, or failure of Landlord to avail itself of any right or remedy which may have against Subtenant, shall not be deemed a waiver by Landlord of any right or remedy which it may have against Tenant.  Similarly, any action on the part of the Landlord or failure of Landlord to avail itself of any right or remedy which it may have against Tenant shall not be deemed to be a waiver of by Landlord of any right or remedy which it may have against Subtenant.

5.
If any party hereto commences an action against any of the other parties arising out of or in connection with this Consent to Sublease, the prevailing party shall be entitled to recover from the losing party reasonable attorney’s fees and costs of the suite.

6.
Any notice of communication that Landlord, Tenant or Subtenant desires to give or is required to give to the other(s) shall be in writing and either served personally or sent by prepaid, registered or certified mail, return receipt requested, or by any reputable "overnight" or "one day" mailing service, addressed to such other party at the addresses set forth below.  Notice shall be deemed communicated within (3) business days from the date of mailing or on the actual date of receipt, whichever date is earlier if mailed as provided in this paragraph.  The addresses for notices to Landlord, Tenant and Subtenant are as follows:

LANDLORD	Anex Office
1000 5th Street, Suite 200
                                    Miami Beach, Fl 33139

TENANT                                 Michael Friedman
801 S. Olive Ave. Suite 711
                                   West Palm Beach, Fl 33401

            SUBTENANT                                                       Interactive Entertainment Group
                                                801 S. Olive Ave. Suite 711
                                               West Palm Beach, Fl 33401

The Consent to Sublease may not be amended, supplemented, waived or changed orally, but only by writing signed by all of the parties hereto.

7.	If there are any inconsistencies between this Consent To Sublease and the Sublease Agreement, the provisions of this Consent To Sublease shall prevail

8.
This Agreement and all transactions contemplated by this Agreement shall be governed by and construed and enforced in accordance with, the internal laws of the state of Florida without regard to principles of conflicts of laws.

In witness whereof, all parties hereto, by their respective agents, have caused this Agreement to be signed as of the day and year first above written, and this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors, transferees and assigns.

                                                LANDLORD:                                 Anex Office

____________________________
            By:  __________________________
Witness                                                                                     Marie Valens Assistant Manager

____________________________                ______________________________
Date                                                                        Date

                    SUBTENANT:
____________________________
Witness                                                                             By __________________________.

____________________________                ______________________________
Date                                                                       Date
                                                                                                         Telephone:  (__ )___________
                   Fax:           (      )___________

                                              TENANT
       ____________________________
Witness                                                                       By __________________________.

_____________________________          __________________________
      Date                                                                     Date